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                                                      Exhibit 24.1






                         Consent of Independent Auditors
                         -------------------------------


The Board of Directors
ABM Industries Incorporated:


We consent to incorporation by reference in the following registration statements on Form S-8 of ABM Industries Incorporated of our report dated December 15, 1995, relating to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1995, and the related schedule, which report appears in the October 31, 1995, annual report on Form 10-K of ABM Industries Incorporated.


          Registration No.           Form                 Plan
          ----------------           ----                 ----

              2-86666                S-8      Executive Stock Option Plan
              2-96416                S-8      1985 Employee Stock Purchase Plan
             33-14269                S-8      1987 Stock Option Plan




                                                   KPMG Peat Marwick LLP



San Francisco, California
January 26, 1996